UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 6, 2007

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

 Delaware  (State or Other Jurisdiction of Incorporation)
814-00678 (Commission File Number)
20-1031329 (IRS Employer Identification No.)

 14 Wall Street, 11th Floor  New York, New York  (Address of principal executive offices)
10005 (Zip Code)

 Registrant’s telephone number, including area code:  (212) 566-8300

 Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities

(a)
On June 6, 2007, Blackhawk Capital Group BDC, Inc., a Delaware corporation (the "Company") sold 150,000 shares of its common stock, $.00001 par value per share ("Common Stock"), at a purchase price of $1.00 per share, to an accredited investor for $150,000 in cash. The placement agent for the sale of the shares of Common Stock was SMH Capital, Inc. ("SMH"). SMH will receive a placement fee of $.09 per share of Common Stock, for an aggregate amount of $13,500, on the sale of 150,000 shares to the one (1) accredited investor. The sale of shares of Common Stock was made pursuant to a Regulation E offering ("Offering") by the Company under the Securities Act of 1933, as amended ("Securities Act"). To date, the Company has sold 652,891 shares of Common Stock at a purchase price of $1.00 per share in its Regulation E offering.

(b)	The 150,000 additional shares sold in the Regulation E offering and described in item (a) above represent .48% of the Company's outstanding shares of Common Stock as of June 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2007	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala

Craig A. Zabala

President and Chief Executive Officer